                                                                    EXHIBIT 5.01

                                  June 22, 1999


At Home Corporation
425 Broadway Road
Redwood City, CA 94063

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June 23, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,179,114 shares of your Series A Common Stock, $0.01 par value (the "STOCK"). An aggregate of 19,324 shares of Stock are being registered for resale under the Registration Statement by the stockholders named in the Form S-3 prospectus associated with the Registration Statement and in subsequent amendments thereto (the "SELLING STOCKHOLDERS"). The remaining shares of Stock are subject to issuance as follows:

      (a) an aggregate of 259,790 shares of Stock which are issuable upon the exercise of options originally granted by Narrative under the Narrative 1995 Plan, which options have been assumed by you and converted into options to purchase shares of Stock (the "ASSUMED OPTIONS") pursuant to the Merger Agreement;

      (b) an aggregate of 900,000 shares of Stock, subject to issuance by you upon the exercise of options granted or to be granted by you under the Narrative 1998 Equity Incentive Plan (the "NARRATIVE 1998 PLAN").

      In rendering this opinion, we have examined the following:

      (1) your registration statement on Form 8-A filed with the Commission on June 13, 1997 (File No. 000-22697), together with the order of effectiveness issued by the Commission therefor on July 11, 1997;

      (2) your Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

      (3)   your Quarterly Report on Form 10-Q for the quarter ended March 31,
            1999;

      (4) your Current Reports on Form 8-K filed with the Commission on January 14, 1999, January 21, 1999, January 21, 1999, February 19, 1999, April 8, 1999 and June 14, 1999, and your amended Current Report on Form 8-K filed with the Commission on February
            19, 1999;

      (4) the Registration Statement, together with the exhibits filed as a part thereof;

      (5)   the prospectuses prepared in connection with the Registration
            Statement;

      (6) the Nasdaq National Market Notification Form for Listing of Additional Shares prepared in connection with the Registration Statement;

      (7) the Narrative 1998 Plan and related award grant and exercise agreement forms;

      (8) the Narrative 1995 Plan and related award grant and exercise agreement forms;

      (9)   the Merger Agreement;

      (10) your Fifth Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on May 28, 1999 and your Second Amended and Restated Bylaws, each of which are listed as exhibits to the Registration Statement;

      (11) the minutes of meetings and actions by written consent of your stockholders and Board of Directors that are contained in your minute books that are in our possession;

      (12) summary reports from you confirming the number of shares of your capital stock outstanding as of June 21, 1999 and the number of options, warrants and any other rights to acquire shares of your capital stock outstanding as of June 21, 1999;

      (13) oral verification from your transfer agent of the number of outstanding shares of your common stock as of June 21, 1999; and

      (14) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

      We have also have confirmed the continued effectiveness of your registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and the completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. For purposes of this opinion, we have also assumed that the Merger

Agreement is duly enforceable in accordance with its terms against, and constitutes the legal, valid and binding obligations of, each of the parties thereto.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to any case law or secondary sources) the existing Delaware General Corporation Law.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded or been made subject to any Commission stop order and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

      Based upon the foregoing, it is our opinion that:

      (i) the 259,790 shares of Stock that may be issued and sold by you upon the exercise of the Assumed Options, when issued and sold in the manner referred to in the Form S-8 prospectus associated with the Assumed Options and the Registration Statement and in accordance with the Narrative 1995 Plan pursuant to which the Assumed Options were granted, will be validly issued, fully paid and non-assessable;

      (ii) the 19,324 shares of Stock that may be sold by the Selling Stockholders pursuant to the Registration Statement, when evidenced by appropriate certificates that have been properly executed and delivered and when issued and sold in accordance with and in the manner referred to in the Form S-3 prospectus associated with the Registration Statement, will be validly issued, fully paid and non-assessable; and

      (iii) the 900,000 shares of Stock that may be issued and sold by you upon the exercise of stock options, the purchase of restricted stock or awards of stock bonuses that have been or may be awarded by you under the Narrative 1998 Plan, when issued and sold in accordance with the Narrative 1998 Plan and the stock option, restricted stock purchase agreement or stock bonus agreements to be entered into thereunder, and in the manner referred to in the Form S-8 prospectus associated with the Narrative 1998 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP


                                       By: /s/ GORDON K. DAVIDSON
                                          --------------------------------------
                                          Gordon K. Davidson, a Partner